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                                                                 Exhibit 10.3


                        AMERICAN BUSINESS PRODUCTS, INC.
                        1999 INCENTIVE COMPENSATION PLAN




                                    SECTION 1

                                PLAN INFORMATION


         1.1 Purpose. American Business Products, Inc. (the "Company") has established the American Business Products, Inc. 1999 Incentive Compensation Plan (the "ICP") to further the growth and development of the Company. The ICP encourages the employees and nonemployee directors of the Company and its Related Companies to obtain a proprietary interest in the Company by owning its stock. The ICP shall also provide employees and nonemployee directors with an added incentive to stimulate their efforts in promoting the growth, efficiency and profitability of the Company and its Related Companies and may also help to attract outstanding employees and nonemployee directors to the service of the Company and its Related Companies. Further, the ICP may encourage employees and nonemployee directors to continue in the employ or service of the Company or a Related Company.

         1.2 Awards Available Under the ICP. The ICP permits Awards of Stock Options, Restricted Stock, Performance Shares and Performance-Based Cash Awards. The types of Stock Options permitted under the ICP are incentive stock options ("ISOs"), nonqualified stock options ("NSOs") and Reload Options. The Company intends that ISOs granted under the ICP qualify as incentive stock options under Code ss.422. NSOs are options that do not qualify as ISOs and are subject to taxation under Code ss.83. Awards of Restricted Stock and/or Performance Shares are subject to taxation under Code ss.83. Awards of Performance-Based Cash Awards are subject to ordinary income taxation under Code ss.61.

         1.3 Effective Date and Term of the ICP. The Board of Directors of the Company adopted the ICP at its meeting on December 9, 1998, to become effective as of February 15, 1999 ("the Effective Date"), contingent upon the approval of the shareholders of the Company at the May 5, 1999 annual shareholders meeting. Unless earlier terminated by the Company, the ICP shall remain in effect until the tenth anniversary of the date the shareholders approve the ICP. If the ICP is terminated earlier, then it shall remain in effect as long as any Awards are outstanding.

         1.4 Operation, Administration and Definitions. The operation and administration of the ICP is subject to the provisions of this plan document. Capitalized terms used in the ICP are defined in Section 2 below or may be defined within the ICP.



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                                    SECTION 2

                                PLAN DEFINITIONS

         For purposes of the ICP, the terms listed below are defined as follows:

         2.1      "1933 Act" means the Securities Act of 1933, as amended.

         2.2 "1934 Act" means the Securities Exchange Act of 1934, as amended.

         2.3 "Agreement" means a Stock Option Agreement, a Restricted Stock Agreement, a Performance Share Agreement or a Performance-Based Cash Award Agreement, as applicable, the terms and conditions of which have been established by the Committee, and which has been entered into between the Company and an individual Key Employee or Nonemployee Director of the Company.

         2.4 "Award" means any award or benefit granted to any Participant under the ICP, including, without limitation, the grant of Stock Options and the award of Restricted Stock, Performance Shares and/or Performance-Based Cash Awards.

         2.5      "Board" means the Board of Directors of the Company.

         2.6      "Cause" means

                  (a) willful and continued failure to substantially perform his duties with the Company within seven (7) days after a written demand for substantial performance is delivered to the Key Employee which identifies the manner in which the Company believes that the Key Employee has not substantially performed his duties;

                  (b) unlawful or willful misconduct which is economically injurious to the Company or to any entity in control of, controlled by or under common control with the Company (and its successors);

                  (c) indictment for, conviction of, or plea of guilty or nolo contendere to a felony; or

                  (d) habitual drug or alcohol abuse which impairs the Key Employee's ability to perform the essential duties of his position.

         2.7      "Change in Control" means:

                  (a) For purposes of the Plan, a "Change in Control" shall mean the occurrence of any one of the following events (for purposes of this subsection, the terms with an initial capital letter shall have the meanings set forth in subsection (b) hereof unless otherwise defined in the ICP):


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                           (i)     The acquisition by a Person, together with
         Affiliates and Associates of such Person, whether by purchase, tender offer, exchange, reclassification, recapitalization, merger or otherwise, of a sufficient number of shares of Common Stock or Common Stock Equivalents to constitute the Person an Acquiring Person; or

                           (ii) The acquisition by a Person (other than the Curtis Investment Company, LLC), together with Affiliates and Associates of such Person, of a number of shares of Common Stock (but not less than 20 percent of the shares of Common Stock) equal to or greater than the number of shares of Common Stock held by any Person who or who together with all Affiliates and Associates of such Person, is the Beneficial Owner of 30 percent or more of the shares of Common Stock as of the effective date of the ICP; or

                           (iii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by a majority of the Continuing Directors then in office; or

                           (iv) Any merger or consolidation the result of which is that less than 70 percent of the common stock, Voting Securities or other equity interests of the surviving or resulting corporation or other Person shall be owned in the aggregate by the former shareholders of the Company, other than Affiliates or Associates of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation; or

                           (v) The sale by the Company, in one transaction or a series of related transactions, whether in liquidation, dissolution or otherwise, of assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons.

                  (b) The following definitions shall apply in determining when a Change in Control has occurred:

                           (i) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 30 percent or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, or any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 30 percent or more of the shares of Common Stock as of the effective date of the ICP, any employee benefit plan of the Company or of any Subsidiary of the Company [if approved by a majority of the Continuing Directors], or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

                           (ii) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the 1934 Act, as in effect on the


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     effective date of the ICP.

               (iii)    "Associate" shall mean:

                        (A) Any corporation or organization, or parent or subsidiary of such corporation or organization, of which a Person is an officer, director or partner or is, directly or indirectly, the Beneficial Owner of 10 percent or more of any class of equity securities;


                        (B) Any trust or other estate in which a Person has a beneficial interest of 10 percent or more or as to which such Person serves as trustee or in a similar fiduciary capacity; and

                        (C) Any brother or sister (whether by whole or half blood), ancestor, lineal descendant or spouse of a Person, or any such relative of such spouse.

               (iv) "Beneficial Owner" shall mean, with respect to any securities, any Person who, together with such Person's Affiliates and Associates, directly or indirectly:

                        (A)    Has the right to acquire such securities
          (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own:

                               (1) Securities acquired by participation in good faith in a firm commitment underwriting by a Person engaged in business as an underwriter of securities until the expiration of 40 days after the date of such acquisition; or

                               (2) Securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

                               (3)    Securities issuable upon exercise of
                        rights issued to all shareholders generally, which rights are only exercisable upon separation from the Common Stock, or securities issuable upon exercise of rights that have separated from the Common Stock upon the occurrence of events specified in a rights agreement between the Company and a rights agent;

                        (B) Has the right to vote or dispose of or has Beneficial Ownership (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the 1934 Act) of such securities, including pursuant to any 4


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          agreement, arrangement or understanding, whether or not in writing;
          provided, a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding:

                               (1) Arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the 1934 Act; and

                               (2) Is not also then reportable by such Person on Schedule 13D under the 1934 Act (or any comparable or successor report); or

                        (C) With respect to any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof), has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described herein or disposing of any voting securities of the Company.

               (vi) "Common Stock Equivalents" shall mean preferred stock or other equity securities of the Company having the right to be converted by the holders thereof into shares of Common Stock, or having the right to vote generally for the election of directors and on other matters. For purposes of determining the total amount of Common Stock and Common Stock Equivalents owned by any Person, such Common Stock Equivalents shall be equal to the number of shares into which they may be converted by the holders thereof, or in the case of securities that are not convertible having the right to vote, shall be equal to the number of votes they are entitled to cast in elections for directors.

               (vii)    "Continuing Director" shall mean:

                        (A)     Any member of the Board who is not an
          Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the effective date of the ICP; or

                        (B) Any Person who subsequently becomes a member of the Board who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

               (viii) "Person" shall mean any individual, firm, corporation, partnership


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         or other entity.

               (ix) "Subsidiary" shall mean any corporation, partnership, joint venture, trust or other entity more than 50 percent of the Voting Securities of which are Beneficially Owned, directly or indirectly, by a Person.

               (x) "Voting Securities" shall mean any class of then outstanding shares of stock or other beneficial interests entitled to vote in election of directors or other Persons charged with management of a Person.

         2.8 "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code includes reference to any successor provision of the Code.

         2.9 "Committee" means the Compensation and Nominating Committee of the Board of Directors of the Company.

         2.10 "Common Stock" means the common stock, $2.00 par value per share, of the Company.

         2.11  "Company" means American Business Products, Inc.

         2.12 "Disability" means a Participant's eligibility to receive long-term disability benefits under a plan sponsored by the Company or one of its Related Companies, or if no such plan is applicable, a Participant's inability to engage in the essential functions of his or her duties due to a medically-determinable physical or mental impairment, illness or injury, which can be expected to result in death or to be of long-continued and indefinite duration.

         2.13 "Effective Date" means February 15, 1999, subject to shareholder approval.

         2.14 "Exercise Price" means the purchase price of the shares of Common Stock underlying a Stock Option.

         2.15 "Fair Market Value" means, as of any date of determination, the closing sale price per share of the Common Stock as published in the Eastern Edition of The Wall Street Journal report on the New York Stock Exchange Composite Transactions (or other established exchange on which the Common Stock is listed).

         2.16 "ICP" means this American Business Products, Inc. 1999 Incentive Compensation Plan.

         2.17 "Incentive Stock Option" or "ISO" means an incentive stock option within the meaning of Code ss.422.

         2.18 "Key Employee" means any common law key employee of the Company or a Related Company who is actively employed at the time Awards are made. However, only employees of the Company and any "parent" or "subsidiary" of the Company (as those terms are defined in Code ss.424) are eligible to receive ISOs.

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         2.19  "Nonemployee Director" means any individual serving as a member of the Board of Directors of the Company or any of its Related Companies.

         2.20 "Nonqualified Stock Option" or "NSO" means an option which is not an incentive stock option within the meaning of Code ss.422(b).

         2.21 "Optionee" means a Key Employee or Nonemployee Director who is granted a Stock Option.

         2.22  "Participant" means an Optionee or a Recipient.

         2.23 "Performance-Based Cash Award" means an award of the right, subject to such conditions, restrictions and contingencies as the Committee determines, including specifically the satisfaction of specified Performance Measures, to receive a cash payment.

         2.24 "Performance-Based Cash Award Agreement" means a written agreement or other document signed and dated by the Committee (or its designee) and a Recipient that specifies the terms and conditions of an Award of a Performance-Based Cash Award.

         2.25 "Performance Measures" means any one or more of the criteria or measurements by which specific performance goals may be established and performance may be measured, as determined by the Committee in its discretion, pursuant to the provisions of Section 5.2.

         2.26 "Performance Share" means an award of the right, subject to such conditions, restrictions and contingencies as the Committee determines, including specifically the satisfaction of specified Performance Measures, to receive one share of Common Stock in the future.

         2.27 "Performance Share Agreement" means a written agreement signed and dated by the Committee (or its designee) and a Recipient that specifies the terms and conditions of an Award of Performance Shares.

         2.28 "Pricing Date" means the date on which a Stock Option is granted. However, the Committee may specify as the Pricing Date in the Option Agreement of an NSO the date on which the Optionee is hired or promoted (or some similar event).

         2.29 "Recipient" means a Key Employee or Nonemployee Director who is awarded Restricted Stock, Performance Shares or Performance-Based Cash Awards.

         2.30 "Related Company" means any member within the Company's controlled group of corporations, as that term is defined in Code ss.1563(a), in addition to any partnerships, joint ventures, limited liability companies, limited liability partnerships or other entities in which the Company owns more than a 50 percent interest.

         2.31 "Reload Option" means a Stock Option granted to an active employee who is an Optionee who exercises a previously-held Stock Option by tendering Common Stock for part or all of the Exercise Price or withholding amounts, pursuant to the provisions of the ICP.


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         2.32  "Reporting Person" means a Key Employee or Nonemployee Director who is subject to the reporting requirements of Section 16 of the 1934 Act.

         2.33 "Restricted Stock" means an Award of Common Stock subject to such conditions, restrictions and contingencies as the Committee determines, including the satisfaction of specified Performance Measures.

         2.34 "Restricted Stock Agreement" means a written agreement signed and dated by the Committee (or its designee) and a Recipient that specifies the terms and conditions of an Award of Restricted Stock.

         2.35 "Stock Option" means an ISO, NSO or Reload Option, as applicable, granted to a Key Employee or Nonemployee Director, as applicable, under the ICP.

         2.36 "Stock Option Agreement" means a written agreement signed and dated by the Committee (or its designee) and an Optionee that specifies the terms and conditions of a Stock Option or Reload Option.


                                    SECTION 3

                               PLAN ADMINISTRATION


         3.1 Administration. The Compensation Committee of the Board of Directors of the Company (the "Committee") shall control and manage the operation and administration of the ICP.

               (a) The Committee may make one or more Awards under the ICP to a Key Employee or a Nonemployee Director, who shall become a Participant in the ICP. In addition, the Committee may make one or more Awards under the ICP to an individual who has accepted an offer of employment from the Company but who has not yet become a Key Employee, providing that the Committee shall designate appropriate restrictions on such Awards in the event the individual does not actually become a Key Employee. The Committee shall decide to whom and when to grant an Award, the type of Award that it shall grant and the number of shares of Common Stock covered by the Award. The Committee shall also decide the terms, conditions, performance criteria, restrictions and other provisions of the Award. The Committee may grant a single Award or an Award in combination with another Award(s) to a Participant. The Committee may grant an Award as an alternate to or replacement of an existing award under the ICP or under any other compensation plan or arrangement of the Company or a Related Company, including a plan of any entity acquired by the Company or a Related Company, but the Committee may not increase or decrease the exercise price of any existing Awards. In making Award decisions, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success

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         and such other factors as the Committee, in its sole discretion, deems relevant.

                  (b) The Committee shall decide whether and to what extent Awards under the ICP shall be structured to conform with Code ss.162(m) requirements for the exemption applicable to performance-based compensation. The Committee may take any action, establish any procedures and impose any restrictions that it finds necessary or appropriate to conform with Code ss.162(m). If every member of the Committee does not meet the definition of "outside director" as defined in Code ss.162(m), the Committee shall form a subcommittee of those members who do meet that definition, and that subcommittee shall have all authority and discretion to act as the Committee to make Awards that conform with Code ss.162(m).

                  (c) The Committee shall interpret the ICP, establish and rescind any rules and regulations relating to the ICP, decide the terms and provisions of any Agreements made under the ICP, and determine how to administer the ICP. The Committee shall also decide administrative methods for the exercise of Stock Options. Each Committee decision shall be final, conclusive and binding on all parties.

                  (d) The Committee shall act by a majority of its then members, at a meeting of the Committee or by unanimous written consent. The Committee shall keep adequate records concerning the ICP and the Committee's proceedings and acts in such form and detail as the Committee may decide.

            3.2 Delegation by Committee. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members. The Committee may also delegate all or some of its responsibilities and powers to any person or persons it selects. The Committee may revoke any such allocation or delegation at any time.

            3.3 Information to be Furnished to Committee. So that the Committee may discharge its duties, it may require the Company, its Related Companies, Participants and other persons entitled to benefits under the Plan to provide it with certain data and information.

            3.4 Indemnification. In addition to such other rights of indemnification that they have as members of the Board or the Committee, the Company shall indemnify the members of the Committee (and any designees of the Committee, as permitted under Section 3.2), to the extent permitted by applicable law, against reasonable expenses (including, without limitation, attorney's fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the ICP or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the articles of incorporation or the bylaws of the Company relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding,

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except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members (or their designees) did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

                                    SECTION 4

                            STOCK SUBJECT TO THE PLAN

         4.1      Stock Subject to Awards.

         Stock subject to Awards and other provisions of the ICP shall consist of the following:

                  (a)      authorized but unissued shares of Common Stock;

                  (b) shares of Common Stock held by the Company in its treasury; or

                  (c) shares of Common Stock purchased by the Company in the open market.


         4.2      Shares of Common Stock Subject to Awards.

         Subject to adjustment in accordance with the provisions of Section 7, the maximum number of shares of Common Stock that may be issued under the ICP shall equal the sum of:

                  (a) 609,076 shares of Common Stock, which represents the remaining available shares under the American Business Products, Inc. 1981 Stock Option Plan (the "1981 Plan") , the American Business Products, Inc. 1991 Stock Incentive Plan (the "1991 Plan") and the American Business Products, Inc. 1993 Directors Stock Incentive Plan (the "Directors Plan"), as of the Effective Date;

                  (b) the number of shares of Common Stock subject to Options and Performance Shares awarded under the ICP which are forfeited, canceled or expired without the issuance of Common Stock;

                  (c) the number of shares of previously-held Common Stock tendered to the Company in payment of the Exercise Price and/or in satisfaction of income tax or other withholding obligations under the ICP, the 1981 Plan, the 1991 Plan or the Directors Plan, other than Common Stock tendered by any Reporting Person;

                  (d) the number of shares of Common Stock subject to option grants (but not restricted stock awards) under the 1981 Plan, the 1991 Plan and the Directors Plan which are forfeited, canceled or expired without the issuance of Common Stock; and

                  (e) the number of shares of Common Stock, to the extent authorized by the


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         Board for purposes of the ICP, which are repurchased by the Company in the open market or in a private transaction after the Effective Date.

         4.3 Maximum Number of Shares for Certain Types of Awards. Unless increased by amendment to the ICP and approved by the shareholders of the Company, the maximum number of shares that may be issued under ISOs is 600,000 shares and the maximum number of shares that may be issued as Restricted Stock is 400,000 under the provisions of the ICP.


                                    SECTION 5

                         PERFORMANCE-BASED COMPENSATION

         5.1 Awards of Performance-Based Compensation. At its discretion, the Committee may make Awards to Participants intended to comply with the "performance-based" compensation provisions of Code Section 162(m). Therefore, the number of option shares vesting or becoming transferable or amounts payable with respect to grants of Stock Options, awards of Restricted Stock, Performance Shares and/or Performance-Based Cash Awards may be determined based on the attainment of written performance goals approved by the Committee for a performance period. The performance goal shall state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Participant if the goal is attained. The performance goals must be established by the Committee in writing no more than 90 days after the commencement of the performance period or, if less, the number of days which is equal to 25% of the relevant performance period. Performance goals will be based on the attainment of one or more Performance Measures. To the degree consistent with Code ss.162(m), the performance goals may be calculated without regard to extraordinary items.

         5.2 Performance Measures. The Performance Measures, upon which the written performance goals shall be based, include one or more (or combinations) of the following: (i) earnings per share; (ii) consolidated earnings before or after interest, taxes, depreciation and/or amortization, (iii) net operating profit before or after interest, taxes, depreciation and/or amortization, (iv) net operating income, (v) book value per share, (vi) return on shareholders' equity, (vii) return on assets, (viii) return on capital, (ix) capital structure, (x) profitability of an identifiable business unit or product, (xi) maintenance or improvement of profit margins, (xii) stock price, (xiii) market share, (xiv) gross or net revenues or sales, (xv) costs, (xvi) cash flow, (xvii) working capital, (xviii) gross or net profit, (xix) expense management or (xx) economic profit. The foregoing Performance Measures may relate to the Company, one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing and may be applied on an absolute basis, growth or decline basis, or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. To the degree consistent with Code ss.162(m), the performance goals may be calculated without regard to extraordinary items.

         5.3 Shareholder Approval. For Awards to constitute performance-based



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compensation under Code ss.162(m), the material terms of Performance Measures on which the performance goals are to be based must be disclosed to and subsequently approved by the Company's shareholders prior to payment of the compensation. Shareholder approval of the ICP is necessary for the Awards to meet the Code ss.162(m) exemption.

         5.4 Code ss.162(m) Committee and Committee Certification. Awards intended to qualify for exemption as performance-based compensation shall be granted by a committee of "outside directors" as defined in Code ss.162(m). Pursuant to the provisions of Section 3.1(b) hereof, the Committee may establish a Code ss.162(m) subcommittee, if necessary, to make such grants. Any payment of compensation with respect to an Award which is intended to be performance-based compensation will be subject to the written certification of the Code ss.162(m) Committee that the Performance Measures were satisfied prior to the payment of the performance-based compensation. This written certification may include the approved minutes of the Committee meeting in which the certification is made.


                                    SECTION 6

                                  STOCK OPTIONS


         6.1 Stock Option Agreement. When the Committee grants a Stock Option hereunder, it shall prepare (or cause to be prepared) a Stock Option Agreement that specifies the following terms:

                  (a)      the name of the Optionee;

                  (b) the total number of shares of Common Stock to which the Stock Option pertains;

                  (c)      the Exercise Price of the Stock Option;

                  (d)      the date as of which the Committee granted the Stock
                           Option;

                  (e)      the type of Stock Option granted;

                  (f) the requirements for the Stock Option to become exercisable, such as continuous service, time-based schedule, period and goals for Performance Measures to be satisfied, etc.; and

                  (g) whether Reload Options are available with respect to the Stock Option and if so, any limitations on the granting of or number of successive Reload Options that may be granted with regard to the Stock Option and any Reload Options under the Stock Option.



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         6.2      Maximum Award Per Year. Subject to readjustment pursuant to
Section 10.1 of the ICP, the maximum number of shares that may be awarded under Stock Options to any individual during any one calendar year is 500,000 shares.

         6.3      Exercise Price.

                  (a) Unless the Committee determines to grant a Stock Option at a higher Exercise Price, the Exercise Price of each Stock Option shall be 100% of the Fair Market Value of a share of Common Stock as of the Pricing Date (110% of the Fair Market Value of a share of Common Stock as of the Pricing Date for an ISO optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any "parent" or "subsidiary" of the Company as defined in Code ss.424).

                  (b) Notwithstanding any other provision of the ICP to the contrary (other than the provisions of Section 10.1 relating to adjustments due to certain corporate transactions), (i) the Exercise Price of a Stock Option may not be changed subsequent to the date of grant of the Stock Option, and (ii) a Stock Option may not be replaced, regranted or substituted subsequent to the date of grant if such action shall have the effect of a "repricing" of the Stock Option.

         6.4      Exercisability.

                  (a) General Schedule. Unless the Committee specifies otherwise in the Stock Option Agreement, each Stock Option shall become exercisable according to the following schedule:

-----------------------------------------------------------------------------------------------------------
         AS OF THE FOLLOWING ANNIVERSARY OF THE                         THE STOCK OPTION SHALL BECOME
              STOCK OPTION'S DATE OF GRANT:                       EXERCISABLE IN THE FOLLOWING PERCENTAGES:
-----------------------------------------------------------------------------------------------------------
                  One-year anniversary                                               25%
-----------------------------------------------------------------------------------------------------------
                  Two-year anniversary                                               25%
-----------------------------------------------------------------------------------------------------------
                  Three-year anniversary                                             25%
-----------------------------------------------------------------------------------------------------------
                  Four-year anniversary                                              25%
-----------------------------------------------------------------------------------------------------------

         Before the one-year anniversary of the date of grant, no part of the Stock Option is exercisable. Once a portion of a Stock Option is exercisable, that portion continues to be exercisable until the Stock Option expires (as described in Section 6.5 hereof).

                  (b) Other Vesting Requirements. The Committee may impose any other conditions, restrictions and contingencies on awards of Stock Options. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes.

                  (c) Accelerated Exercisability. The Committee shall always have the power to accelerate the exercisability of any Stock Option granted under the ICP. In the event of one of the following events, any outstanding Stock Options shall immediately become fully exercisable and shall remain exercisable until the expiration date of the Stock Option (as described in Section 6.5 hereof):

                           (i)      the Optionee's death;

                           (ii)     the Optionee's Disability;

                           (iii) the Optionee's retirement after attainment of age 60; or

                           (iv)     a Change of Control of the Company.

         6.5      Expiration Date.

                  (a) Latest Expiration Date. Unless the Committee specifies otherwise in the Stock Option Agreement, subject to section
         (b) below, the term of a Stock Option granted under the ICP begins on the date of grant and ends ten years after the date of grant (or five years from the date of grant for an ISO optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any "parent" or "subsidiary" of the Company as defined in Code ss.424).

                  (b) Accelerated Expiration Date. Unless the Committee specifies otherwise in the Stock Option Agreement, the Expiration Date of any Stock Option shall be the earliest to occur of the following:

                           (i) The date ten years from the date of grant of the Stock Option;

                           (ii) The date three (3) months following the date of the Optionee's termination of employment with the Company and all Related Companies for any reason other than death, Disability, retirement after attainment of age 60 or discharge for Cause;

                           (iii) The date of the Optionee's termination of employment with the Company and all Related Companies due to discharge for Cause;

                           (iv) The two-year anniversary of the Optionee's termination of employment with the Company and all Related Companies due to death;

                           (v) The two-year anniversary of the Optionee's termination of employment with the Company and all Related Companies due to Disability; or

                           (vi) The two-year anniversary of the Optionee's termination of employment with the Company and all Related Companies due to retirement after attainment of age 60.

                  If all or part of an ISO is not exercised within three (3) months after the date of the Optionee's termination of employment for any reason except death and disability, but remains exercisable, the unexercised portion thereof shall automatically be treated as an NSO for the remainder of the term of the Option. Similarly, if all or part of an ISO is not exercised within one (1) year after the date of the Optionee's termination of employment due to death or disability, but remains exercisable, the unexercised portion thereof shall automatically be treated as an NSO for the remainder of the term of the Option.

         The Committee shall always have the authority and discretion to extend the Expiration Date of any Stock Option as long as the extended Expiration Date is not later than the tenth anniversary of the date of grant. To the extent the Committee extends the Expiration Date of an ISO beyond any legal period for ISO tax treatment, the ISO shall automatically convert to a NSO for the remainder of the extended exercise period.

         6.6 Minimum Exercise Amount. Unless the Committee specifies otherwise in the Stock Option Agreement, an Optionee may exercise a Stock Option for less than the full number of shares of Common Stock subject to the Stock Option. However, such exercise may not be made for less than 100 shares or the total remaining shares subject to the Stock Option. The Committee may in its discretion specify other Stock Option terms, including restrictions on frequency of exercise and periods during which Stock Options may not be exercised.

         6.7 Payment of Exercise Price. The Optionee must pay the full Exercise Price for shares of Common Stock purchased upon the exercise of any Stock Option at the time of such exercise by one of the following forms of payment:

                  (a)      cash;

                  (b) by tendering previously-held shares of Common Stock which have a value equal to the Exercise Price at the time of exercise. The Optionee must have held the tendered shares of Common Stock for at least six months prior to their tender. The Optionee may tender shares of Common Stock either by attestation or by the delivery of a certificate or certificates for shares duly endorsed for transfer to the Company with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require);

                  (c)      broker-assisted cashless exercise; or

                  (d) any combination of the above forms or any other form of payment permitted by the Committee.

         6.8 Reload Options. Unless otherwise designated by the Committee in the applicable Stock Option Agreement, each Stock Option shall be subject to one Reload Option. The Committee may specify any limitations that shall apply to the granting of the Reload Option. If it so desires, the Committee may permit multiple, successive Reload Options for a Stock Option, and may designate such in the Stock Option Agreement. Notwithstanding the terms of any Stock Option Agreement, the Committee shall grant Reload Options only to Participants who are actively employed in good standing by the Company or a Related Company at the time the grant of the Reload Option is to be made. If the Committee has designated a Stock Option as having an accompanying Reload Option, the Committee shall grant a Reload Option for the same number of shares as is tendered by the Optionee in payment of the Exercise Price and/or tax or other withholding obligations upon exercise of the Stock Option. The Reload Option shall have the same terms and conditions as the related original Stock Option, including the expiration date of the original Stock Option, except that (i) the Exercise Price for a Reload Option shall be the Fair Market Value of the Common Stock as of the date of grant of such Reload Option, and (ii) the Reload Option shall become fully exercisable six months after its date of grant.

         6.9 Transferability. Unless the Committee specifies otherwise in the Stock Option Agreement, an Optionee may transfer Stock Options under the ICP only by the laws of descent and distribution. After the death of an Optionee, only the executor or administrator of the Optionee's estate may exercise an outstanding Stock Option.

         6.10 Rights as a Shareholder. An Optionee shall first have rights as a shareholder of the Company with respect to shares of Common Stock covered by a Stock Option only when the Optionee has paid the Exercise Price in full and the shares have been issued to the Optionee.



                                    SECTION 7

                                RESTRICTED STOCK


         7.1 Restricted Stock Agreement. When the Committee awards Restricted Stock hereunder, it shall prepare (or cause to be prepared) a Restricted Stock Agreement that specifies the following terms:

                  (a)      the name of the Recipient;

                  (b) the total number of shares of Common Stock to which the Award of Restricted Stock pertains;

                  (c) a description of any restrictions applicable to the Restricted Stock; and

                  (d) the date as of which the Committee awarded the Restricted Stock.

         7.2      Maximum Award Per Year. Subject to readjustment pursuant to
Section 10.1 of the ICP, the maximum number of shares that may be awarded as Restricted Stock to any individual during any one calendar year is 250,000 shares.

         7.3 Vesting. Unless the Committee specifies in the Restricted Stock Agreement that an alternative vesting schedule shall apply, that other vesting requirements shall apply or that no vesting requirements shall apply, an Award of Restricted Stock shall become vested and nonforfeitable on the fourth anniversary of the date of grant, and before the fourth anniversary of the date of the Award, no portion of the Restricted Stock shall be vested.

         7.4 Other Vesting Requirements. The Committee may impose any other conditions, restrictions and contingencies on awards of Restricted Stock. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and/or the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes.

         7.5 Accelerated Vesting. The Committee shall always have the right to accelerate vesting of any Restricted Stock awarded under this ICP.

                  (a) In the event of one of the following events, any outstanding Awards of Restricted Stock which remain subject to vesting requirements shall immediately become vested pursuant to the provisions of subsection (b) hereof:

                           (i)      the Recipient's death;

                           (ii)     the Recipient's Disability;

                           (iii) the Recipient's retirement after attainment of age 60; or

                           (iv)     a Change in Control of the Company.

                  (b) If an outstanding Award of Restricted Stock remains subject only to a time-based vesting schedule (i.e., one that requires only that the Recipient remain employed for the passage of a specified time period), then such Award shall immediately become fully vested and nonforfeitable upon one of the events in subsection (a) above. If an outstanding Award of Restricted Stock remains subject to any other type of vesting schedule or requirement (e.g., a performance-based schedule), then upon one of the events in subsection (a) above, a proportion of the shares subject to such Award shall become vested and nonforfeitable, equal to the proportion of the time completed through the date of the applicable event to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the applicable event. In the event an Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least number of shares becoming vested shall be treated as the target level.

         7.6 Termination of Employment. Unless the Committee decides otherwise, all shares of Restricted Stock which remain subject to restriction upon the Recipient's termination of employment for any reason other than the events listed in Section 7.5(a) shall lapse and be forfeited by the Recipient.

         7.7 Formula Awards to Nonemployee Directors. Each Nonemployee Director shall receive an Award of Restricted Stock, according to the following terms and conditions:

                  (a) Number of Shares. Shares of Restricted Stock shall be awarded to the Nonemployee Directors according to the following formula:

                           (i) As of the date of his initial election to the Board, each Nonemployee Director shall be awarded 200 shares of Restricted Stock;

                           (ii) As of the date of the annual shareholders meeting which follows an employee director's retirement after age 60 as an employee of the Company and continuance of his role as a Nonemployee Director, such Nonemployee Director shall be awarded 200 shares of Restricted Stock; and

                           (iii) As of the date of the annual shareholders meeting at the beginning of each year for which a Nonemployee Director is reelected or continues to serve as a director of the Company, the Nonemployee Director shall be awarded 100 shares of Restricted Stock.

                  (b) Limitation on Awards under Formula. Each Nonemployee Director shall receive no more than a total of 2,000 shares of Restricted Stock under the formula provisions of this Section 7.6 of the ICP and under the Company's 1993 Directors Stock Incentive Plan (which has been replaced by the ICP).

                  (c) Vesting of Formula Awards. Any shares of Restricted Stock awarded to a Nonemployee Director under the provisions of this
         Section 7.6 shall become vested and nonforfeitable on the earlier of:
         (A) the first anniversary of the date of the Award; (B) the date on which the Board determines, on the basis of medical evidence, that the Nonemployee Director has become totally and permanently disabled; (C) the date the Nonemployee Director has attained age 70 and retired from service on the Board; (D) the date of death of the Nonemployee Director; (E) the date the Nonemployee Director ceases to serve on the Board for any reason; or (F) a Change in Control of the Company.

         7.8      Delivery of Restricted Stock.

                  (a) Issuance. The Company shall issue the shares of Restricted Stock within a reasonable period of time after execution of the Restricted Stock Agreement; provided, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the 1933 Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of the shares shall be extended for the period necessary to take such action.

                  (b) Legend. Unless the certificate representing shares of the Restricted Stock are deposited with a custodian (as described in subparagraph (c) hereof), each certificate shall bear the following legend (in addition to any other legend required by law):

                           "The transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the American Business Products, Inc. 1999 Incentive Compensation Plan and a Restricted Stock Agreement dated __________, ____, between ________________ and American Business Products, Inc. The Plan and the Restriction Agreement are on file in the office of the Corporate Secretary of American Business Products, Inc."

         Such legend shall be removed or canceled from any certificate evidencing shares of Restricted Stock as of the date that such shares become nonforfeitable.

                  (c) As an alternative to delivering a stock certificate to the Recipient, the Committee may deposit or transfer such shares electronically to a custodian designated by the Committee. The Committee shall cause the custodian to issue a receipt for the shares to the Recipient for any Restricted Stock so deposited. The custodian shall hold the shares and deliver the same to the Recipient in whose name the Restricted Stock evidenced thereby are registered only after such shares become nonforfeitable.

         7.9 Transferability. Unless the Committee specifies otherwise in the Restricted Stock Agreement, a Recipient may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of shares of Restricted Stock awarded under this ICP while such shares are still subject to restriction.

         7.10 Effect of Restricted Stock Award. A Recipient of Restricted Stock shall have immediate rights of ownership in the shares of Restricted Stock, including the right to vote the shares and the right to receive dividends with respect to the shares.


                                    SECTION 8

                               PERFORMANCE SHARES


         8.1 Performance Share Agreement. When the Committee awards Performance Shares hereunder, the Committee shall prepare (or cause to be prepared) a Performance Share Agreement that specifies the following terms:

                  (a)      the name of the Recipient;

                  (b)      the total number of Performance Shares awarded;

                  (c)      the period over which performance is to be measured;

                  (d) the Performance Measures upon satisfaction of which the Performance Shares are to become vested and nonforfeitable; and

                  (e) the date as of which the Committee awarded the Performance Shares.

         8.2      Maximum Award Per Year. Subject to readjustment pursuant to
Section 10.1 of the ICP, the maximum number of shares that may be awarded as Performance Shares to any individual during any one calendar year is 250,000 shares.

         8.3 Performance Share Account. When the Committee awards Performance Shares hereunder, the Company shall establish a bookkeeping account for the Recipient which shall accurately reflect the number of Performance Shares awarded to the Recipient.

         8.4 Dividends. On each date on which a dividend is distributed by the Company on shares of Common Stock (whether paid in cash, Common Stock or other property), the Recipient's Performance Share account shall be credited with an additional whole or fractional number of Performance Shares. The number of additional Performance Shares to be credited shall be determined by dividing the product of the dividend value times the number of Performance Shares standing in the Recipient's account on the dividend record date by the Fair Market Value of the Common Stock on the date of the distribution of the dividend (i.e., dividend amount x number of whole and fractional Performance Shares as of the dividend record date / Fair Market Value of Common Stock as of dividend distribution date). Accounts shall be maintained and determinations shall be calculated to three decimal places.

         8.5 Vesting. The Committee shall specify in the Performance Share Agreement the manner in which Performance Shares shall vest and become nonforfeitable, as well as any conditions, restrictions and contingencies to which the Performance Shares are subject. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes.

         8.6 Accelerated Vesting. The Committee shall always have the right to accelerate vesting of any Performance Shares awarded under this ICP.

                  (a) In the event of one of the following events, any outstanding Awards of Performance Shares which remain subject to vesting requirements shall immediately become vested pursuant to the provisions of subsection (b) hereof:

                           (i)      the Recipient's death;

                           (ii)     the Recipient's Disability;

                           (iii) the Recipient's retirement after attainment of age 60; or

                           (iv)     a Change in Control of the Company.

                  (b) If an outstanding Award of Performance Shares remains subject to performance criteria, then upon one of the events in subsection (a) above, a proportion of the shares subject to such Award shall become vested and nonforfeitable, equal to the proportion of the time completed through the date of the applicable event to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the applicable event. In the event an Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least number of shares becoming vested shall be treated as the target level.

         8.7 Termination of Employment. Unless the Committee decides otherwise, all shares of Performance Shares which remain subject to restriction upon the Recipient's termination of employment for any reason other than the events listed in Section 8.6(a) shall lapse and be forfeited by the Recipient.

         8.8 Delivery of Common Stock. Upon vesting, Performance Shares shall be converted into Common Stock and the Common Stock shall be issued to the Recipient. Any fractional Performance Share which becomes vested shall be paid to the Recipient in cash based upon the Fair Market Value of an equivalent fraction of a share of the Common Stock on such date.

         8.9 Transferability. A Recipient may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of Performance Shares awarded under this ICP.

         8.10 Waiver of Restrictions. The Committee may elect, in its sole discretion, to waive any or all restrictions with respect to an award of Performance Shares.


                                    SECTION 9

                          PERFORMANCE-BASED CASH AWARDS


         9.1 Performance-Based Cash Awards. When the Committee awards Performance-Based Cash Awards hereunder, the Committee shall prepare (or cause to be prepared) a Performance-Based Cash Award Agreement or other document(s) that specifies the following terms:

                  (a)      the name of the Recipient;

                  (b)      the amount or range of amounts of the
         Performance-Based Cash Award;

                  (c) the period over which performance is to be measured, which may be of a short-term or long-term duration;

                  (d) the Performance Measures upon satisfaction of which the Performance-Based Cash Award is to become vested and payable to the Recipient; and

                  (e) the date as of which the Committee awarded the Performance-Based Cash Award.

         9.2 Maximum Award Per Year. The maximum dollar amount that may be payable to any individual during any one calendar year under Performance-Based Cash Awards is $2,500,000.

         9.3 Vesting. The Committee shall specify in the Performance-Based Cash Award or other document communicated to the Recipient the manner in which the award shall vest and become payable, as well as any conditions, restrictions and contingencies to which the award is subject. Such conditions, restrictions and contingencies may consist of a requirement of continuous service and the satisfaction of specified Performance Measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes.

         9.4 Accelerated Vesting. The Committee shall always have the right to accelerate vesting of any Performance-Based Cash Awards awarded under this ICP.

                  (a) In the event of one of the following events, any outstanding Performance-Based Cash Awards which remain subject to vesting requirements shall become vested pursuant to the provisions of subsections (b) and (c) hereof:

                           (i)      the Recipient's death;

                           (ii)     the Recipient's Disability;

                           (iii) the Recipient's retirement after attainment of age 60; or

                           (iv)     a Change in Control of the Company.

                  (b)      In the event of one of the events in subparagraphs
         (i), (ii) or (iii) of subsection (a) above, if an outstanding Performance-Based Cash Award remains subject to performance criteria, but the performance measurement period for such Award ends during the year in which such event occurs, then a proportion of the cash amount subject to such an Award may become vested and nonforfeitable if the performance measures are met, as measured at the end of the performance measurement period. The proportion of the cash amount which shall become vested if the performance criteria is met is equal to the proportion of the time completed through the date on which such event occurs to the performance measurement period for the Award. [Example:
         Award granted on December 31, 2002 with performance measurement period ending December 31, 2005; Recipient dies on July 1, 2005; performance is measured at end of 2005, and if met, Recipient's estate shall receive 30/36 of the cash award at whichever level determined by the performance achieved.] If an outstanding Performance-Based Cash Award remains subject to performance criteria and the performance period for such Award does not end in the year in which an event in subparagraphs
         (i), (ii) or (iii) occurs, then such Award shall lapse and be forfeited by the Recipient. [Example: If the Award granted with performance measurement period ending December 31, 2005, and Recipient dies in December, 2004, the entire Award is forfeited.]

                  (c) If an outstanding Performance-Based Cash Award remains subject to performance criteria, but the performance measurement period for such Award ends during the year in which a Change in Control of the Company occurs, then a proportion of the cash amount subject to such Award shall become immediately vested and nonforfeitable, equal to the proportion of the time completed through the date of the Change in Control to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the Change in Control. In the event an Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least amount of cash becoming vested shall be treated as the target level. If an outstanding Performance-Based Cash Award remains subject to performance criteria and the performance period for such Award does not end in the year in which a Change in Control of the Company occurs, then such Award shall lapse and be forfeited by the Recipient.

         9.5 Termination of Employment. Unless the Committee decides otherwise, upon the Recipient's termination of employment due to any reason other than those listed in Section 9.4(a), the Recipient shall forfeit all rights under any outstanding Performance-Based Cash Awards.

         9.6 Timing and Form of Payment. Upon completion of the time period and satisfaction of the Performance Measures specified for the Performance-Based Cash Award, the Recipient shall be entitled to payment of the amount specified in the award (or a pro rata portion as determined by the Committee under the provisions of Section 9.3 and 9.4), determined as a function of the satisfaction of the level of Performance Measures which has been achieved. All Performance-Based Cash Awards shall be payable in cash as soon as practicable following the end of the performance period.

         9.7 Transferability. A Recipient may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of a Performance-Based Cash Award awarded under this ICP.

         9.8 Waiver of Restrictions. The Committee may elect, in its sole discretion, to waive any or all restrictions with respect to an award of a Performance-Based Cash Award.


                                   SECTION 10

                                 PLAN OPERATION

         10.1     Certain Corporate Transactions.

                  (a) Recapitalization. If the Company is involved in a corporate transaction (including, without limitation, any recapitalization, reclassification, reverse or forward stock split, stock dividend, extraordinary cash dividend, merger, consolidation, split-up, spin-off, combination or exchange of shares) which constitutes a Change of Control, then the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards as follows:

                           (i) The Committee shall take action to adjust the number and kind of shares of Common Stock that are issuable under the ICP;

                           (ii) The Committee shall take action to adjust the number and kind of shares of Common Stock subject to outstanding Awards;

                           (iii) The Committee shall take action to adjust the Exercise Price of outstanding Stock Options; and

                           (iv) The Committee shall make any other equitable adjustments.

         Only whole shares of Common Stock shall be issued in making the above adjustments. Further, the number of shares available under the ICP or the number of shares of Common Stock subject to any outstanding Awards shall be the next lower number of shares, so that fractions are rounded downward. Any adjustment to or assumption of ISOs under this Section shall be made in accordance with Code ss.424. If the Company issues any rights or warrants to subscribe for additional shares pro rata to holders of outstanding shares of the class or classes of stock then set aside for the ICP, then each

         Optionee shall be entitled to the same rights or warrants on the same basis as holders of outstanding shares with respect to such portion of the Optionee's Stock Option as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights or warrants.

                  (b) Reorganization. If the Company is part of any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company which requires shareholder approval but does not constitute a Change of Control, the Committee, in its discretion, may decide that:

                           (i) any Stock Option granted but not yet exercised shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Stock Option would have been entitled;

                           (ii) any or all outstanding Stock Options granted hereunder shall become immediately fully exercisable (to the extent permitted under federal or state securities laws);

                           (iii) any or all Stock Options granted hereunder shall become immediately fully exercisable (to the extent permitted under federal or state securities laws) and shall be terminated after giving at least 30 days' notice to the Participants to whom such Stock Options have been granted; and/or

                           (iv) any or all awards of Restricted Stock, Performance Shares and Performance-Based Cash Awards hereunder shall become immediately fully vested, nonforfeitable and/or payable.

                  (c) Limits on Adjustments. Any issuance by the Company of stock of any class other than the Common Stock, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Stock Option, except as specifically provided otherwise in this ICP. The grant of Awards pursuant to the ICP shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this ICP shall be conclusive.

         10.2 Compliance with Other Laws and Regulations. Distribution of shares of Common Stock under the ICP shall be subject to the following:

                  (a) Notwithstanding any other provision of the ICP, the Company shall not be required to issue any shares of Common Stock under the ICP unless such issuance



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         complies with all applicable laws (including, without limitation, the requirements of the 1933 Act and Section 16 of the 1934 Act) and the applicable requirements of any securities exchange or similar entity. For Reporting Persons, the Company believes that the ICP and all transactions under the ICP comply with all applicable conditions of Rule 16b-3 under the 1934 Act. If any provision of the ICP, or action by the Committee, fails to so comply, then the Committee shall declare such provision or action null and void ab initio.

                  (b) When the ICP provides for issuance of Common Stock, the Company may issue shares of Common Stock on a noncertificated basis as long as it is not prohibited by applicable law or the applicable rules of any stock exchange.

                  (c) The Company may require a Participant to submit evidence that the Participant is acquiring shares of Common Stock for investment purposes.

         10.3 Tax Withholding. The Participant must pay to the Company an amount necessary to cover all applicable income tax and other withholdings before the Company shall issue Common Stock under the ICP. The Participant may satisfy the withholding requirements by any one or combination of the following methods:

                  (a)      cash;

                  (b) tendering shares of Common Stock which are part of the Award; or

                  (c) tendering previously-held shares of Common Stock which the Participant has owned for at least six months.

         10.4 Limitation of Implied Rights. The ICP is not a contract of employment. A Key Employee selected as a Participant shall not have the right to be retained as an employee of the Company or any Related Company and shall not have any right or claim under the ICP, unless such right or claim has specifically accrued under the terms of the ICP.

         10.5 Conditions of Participation in the ICP. When the Committee makes an Award, it shall require a Participant to enter into an Agreement in a form specified by the Committee, agreeing to the terms and conditions of the Award and to such additional terms and conditions, not inconsistent with the terms and conditions of the ICP, as the Committee may, in its sole discretion, prescribe. If there is a conflict between any provision of an Agreement and the ICP, the ICP shall control.

         10.6 Evidence. Anyone required to give evidence under the ICP may give such evidence by certificate, affidavit, document or other information which the person acting on the evidence considers pertinent, reliable and signed, made or presented by the proper party or parties.

         10.7 Amendment and Termination of the ICP and Agreements. The Board may amend or terminate the ICP at any time. No such amendment or termination shall adversely affect, in



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any way, the rights of individuals who have outstanding Awards unless such individuals consent to such amendment or termination. The Committee may amend any Agreement which it previously has authorized under the ICP if the amended Agreement is signed by the Company and the applicable Participant; provided, however, that the Committee may not amend any Stock Option Agreement in any manner that would constitute an increase or decrease of the exercise price per share or otherwise constitute a "repricing" of the Stock Option.

         10.8 Action by Company or Related Company. The board of directors of the Company or any Related Company shall take any action required or permitted to be taken by resolution.

         10.9 Gender and Number; Headings. Words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular. The headings in this ICP are for convenience of reference. Headings are not a part of the ICP and shall not be considered in the construction hereof.

         10.10 Legal References. Any reference in this ICP to a provision of law which is later revised, modified, finalized or redesignated, shall automatically be considered a reference to such revised, modified, finalized or redesignated provision of law.

         10.11 Notices. In order for a Participant or other individual to give notice or other communication to the Committee, the notice or other communication shall be in the form specified by the Committee and delivered to the location designated by the Committee in its sole discretion.

         10.12 Governing Law. The ICP is governed by and shall be construed in accordance with the laws of the State of Georgia.






                ADOPTED BY BOARD OF DIRECTORS ON DECEMBER 8, 1998

                     APPROVED BY SHAREHOLDERS ON MAY 5, 1999



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